SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 6, 2007

                           GREAT PEE DEE BANCORP, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                       000-23521               562050592
-----------------------------       ---------------------   --------------------
(State or Other                     (Commission File No.)    (I.R.S. Employer
Jurisdiction of Incorporation)                               Identification No.)


515 Market Street, Cheraw, South Carolina                      29520
--------------------------------------------                   -----
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:  (843) 537-7656
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 2.02.        Results of Operations and Financial Condition
                  ---------------------------------------------

     Great Pee Dee Bancorp, Inc. (the "Company") is announcing revised net income for the three months ended September 2007. Previously, the Company disclosed net income before taxes of $343,000, income taxes of $131,000 and net income of $212,000 ($0.12 per share, basic and diluted). However, certain expenses relating to the previously disclosed definitive merger agreement between the Company and First Bancorp, which was entered into as of July 12, 2007, are non-deductible for tax purposes, and were incorrectly included as deductible expenses in the press release. Accordingly, although net income before taxes remains $343,000, the provision for income taxes for the quarter is $248,000 and net income is $$95,000 (($0.06 per share basic, $0.05 per share diluted). These corrected numbers will be reflected in the quarterly report on Form 10-Q for the September 30, 2007 period.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 GREAT PEE DEE BANCORP, INC.



DATE: November 7, 2007                 By: /s/ John S. Long
                                           -------------------------------------
                                           John S. Long
                                           President and Chief Executive Officer